SALE AGREEMENT

                                     between


                  CENTURY CASINOS AFRICA (PROPRIETARY) LIMITED

                                       and

               CALEDON OVERBERG INVESTMENTS (PROPRIETARY) LIMITED

                               TABLE OF CONTENTS

1 INTERPRETATION.......................................................1

2 INTRODUCTION.........................................................5

3 SUSPENSIVE CONDITIONS................................................5

4 SALE AND CESSION.....................................................7

5 PURCHASE PRICE AND PAYMENT...........................................7

6 MEMBERS' RESOLUTION..................................................8

7 CLOSING..............................................................9

8 SETTLEMENT OF CLAIMS................................................11

9 THE TDC CLAIM.......................................................11

10 SHAREHOLDERS' AGREEMENT............................................13

11 WARRANTIES.........................................................14

12 INDEMNITY..........................................................16

13 CONFIDENTIALITY....................................................17

14 GUARANTEE..........................................................21

15 BREACH.............................................................22

16 DISPUTES...........................................................22

17 GOVERNING LAW AND JURISDICTION.....................................23

18 DOMICILIUM AND NOTICES.............................................23

19 GENERAL............................................................24

20 COSTS..............................................................25

ANNEXURE A - ROUND ROBIN  RESOLUTION  TO BE PASSED BY THE BOARD OF  DIRECTORS OF
     COIL

ANNEXURE B - ROUND ROBIN  RESOLUTION  TO BE PASSED BY THE BOARD OF  DIRECTORS OF
     CCA

ANNEXURE C - ROUND ROBIN  RESOLUTION  TO BE PASSED BY THE BOARD OF  DIRECTORS OF
     CCAL

ANNEXURE D - RESOLUTION TO BE PASSED BY THE MEMBERS OF COIL

ANNEXURE E - RESIGNATION OF DIRECTORS OF CCAL AND WAIVER OF CLAIMS

ANNEXURE F - RESOLUTION TO BE PASSED BY THE EXECUTIVE  COMMITTEE OF THE BOARD OF
     DIRECTORS OF CCI

                            SALE OF SHARES AGREEMENT

                                    between

                  CENTURY CASINOS AFRICA (PROPRIETARY) LIMITED

                                      and

               CALEDON OVERBERG INVESTMENTS (PROPRIETARY) LIMITED


1 INTERPRETATION

     In this agreement, clause headings are for convenience and shall not be used in its interpretation and, unless the context clearly indicates a contrary intention, -

1.1  an expression which denotes -

     1.1.1 any gender includes the other genders;

     1.1.2 a natural person includes an artificial or juristic person and vice versa;

     1.1.3 the singular includes the plural and vice versa;

1.2 the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings -

     1.2.1"this agreement" - this document together with its annexures, as amended from time to time;

     1.2.2 "business day" - any day other than a Saturday, Sunday or official public holiday in the RSA;


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


     1.2.3 "CCA" - Century Casinos Africa (Proprietary) Limited (Registration No 1996/010501/07);

     1.2.4 "CCAL" - Century Casinos Caledon (Proprietary) Limited (Registration No 1996/010708/07);

     1.2.5 "CCI" - Century Casinos, Inc (FEI No 84-1271317), a company incorporated in the State of Delaware, United States of America;

     1.2.6 "Century group" - CCI and its subsidiaries from time to time;

     1.2.7 "closing date" - the second business day following fulfilment or waiver of the last of the suspensive conditions;

     1.2.8  "COIL"  -  Caledon  Overberg   Investments   (Proprietary)   Limited
     (Registration No 1996/006728/07);

     1.2.9 "COIL loan account" - all loans by COIL to CCAL as at the closing date;

     1.2.10 "Companies Act" - the Companies Act No 61 of 1973;

     1.2.11 "Fortes King group" - COIL, the guarantor, the Senator Trust (Master reference number T1175/93), Fortes King Trust (Master reference number T2875/96) and Overberger Country Hotel and Spa (Proprietary) Limited (Registration number 1996/010670/07);

     1.2.12 "guarantor" - Caledon Hotel Spa and Casino Resort (Proprietary) Limited (Registration number 1996/011658/07);

     1.2.13 "parties" - COIL and CCA;


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

     1.2.14 "prime rate" - the rate of interest to be earned on the daily balance of a new bank account in the name of CCA at a South African bank. The new bank account is to be nominated by COIL.

     1.2.15  "PSG"  -  PSG   Investment   Bank  Limited   (Registration   number
     1998/017396/06);

     1.2.16 "PSG pledge" - the cession in security and pledge by COIL of the sale shares and COIL loan account to PSG in terms of the subordination, cession and pledge agreement, dated 13 April 2000, between PSG, CCA, COIL, CCAL and Fortes King Hospitality (Proprietary) Limited;

     1.2.17 "RSA" - the Republic of South Africa;

     1.2.18 "sale claims" - all claims of whatsoever nature or howsoever arising which COIL may have against CCAL on the closing date, including all claims of COIL in respect of the COIL loan account, but specifically excluding the claims referred to in 8.1;

     1.2.19 "sale shares" - 1 400 shares of R1 each in the capital of CCAL, which shares constitute -

          1.2.19.1 35% of the entire issued share capital of CCAL;

          1.2.19.2 the entire shareholding of the Fortes King group in CCAL;

     1.2.20 "signature date" - date of signature of this agreement by the signatory which signs it last;


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


     1.2.21 "suspensive conditions" - the suspensive conditions stipulated in 3.1;

     1.2.22 "ZAR" - South African Rand;

     1.2.23 "warranties" - collectively the warranties, representations and undertakings given in terms of this agreement;

1.3 any reference to any statute, regulation or other legislation shall be a reference to that statute, regulation or other legislation as at the signature date, and as amended or substituted from time to time;

1.4 if any provision in a definition is a substantive provision conferring a right or imposing an obligation on either party then, notwithstanding that it is only in a definition, effect shall be given to that provision as if it were a substantive provision in the body of this agreement;

1.5 where any term is defined within a particular clause other than this 1, that term shall bear the meaning ascribed to it in that clause wherever it is used in this agreement;

1.6 where any number of days is to be calculated from a particular day, such number shall be calculated as excluding such particular day and commencing on the next day. If the last day of such number so calculated falls on a day which is not a business day, the last day shall be deemed to be the next succeeding day which is a business day;

1.7 any reference to days (other than a reference to business days), months or years shall be a reference to calendar days, months or years, as the case may be;

1.8 any term which refers to a South African legal concept or process (for example, without limiting the aforegoing, winding-up or curatorship) shall be deemed to include a reference to the equivalent or analogous


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

     concept or process in any other jurisdiction in which this agreement may apply or to the laws of which a party may be or become subject;

1.9 the use of the word "including" followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s.

     The terms of this agreement having been negotiated, the contra proferentem rule shall not be applied in the interpretation of this agreement.

2 INTRODUCTION

2.1 It is recorded that, as at the signature date, the ordinary issued share capital of CCAL is held in the following proportions -

     2.1.1 65% by CCA;

     2.1.2 35% by COIL.

2.2 This agreement records the terms and conditions upon which CCA shall acquire from COIL the sale shares and the sale claims.

3 SUSPENSIVE CONDITIONS

3.1 This whole agreement (other than 1, this 3 and 15 to 20 (inclusive), by which the parties shall be bound) is subject to the fulfilment of the following suspensive conditions that by no later than the sixtieth day ("first date") following the signature date -

     3.1.1 all such consents, approvals, confirmations, authorisations and the like which are required from any regulatory authority (including the Western Cape Gambling and Racing Board and the Exchange Control Department of the South African Reserve


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


     Bank) in order to implement this agreement are granted in a form which is reasonably satisfactory to CCA;

     3.1.2 PSG gives its consent, on terms reasonably acceptable to CCA, to the implementation of this transaction;

     3.1.3 the board of directors of COIL approves and ratifies this agreement, in the form contained in the draft resolution which is annexure A hereto, and COIL delivers to CCA a copy of such resolution, certified as a true copy by any director of COIL;

     3.1.4 the board of directors of CCA approves and ratifies this agreement, in the form contained in the draft resolution which is annexure B hereto, and CCA delivers to COIL a copy of such resolution, certified as a true copy by any director of CCA.

3.2 Each party shall use reasonable endeavours to procure the fulfilment of the suspensive conditions referred to in 3.1 with utmost speed.

3.3 Either party shall have the right, by giving written notice to that effect to the other party, to extend the period for fulfilment of any of the suspensive conditions for a further sixty days following the first date.

3.4 The suspensive conditions are expressed to be for the benefit of both the parties and may therefore not be waived other than by written agreement between them.

3.5 If any suspensive condition is not fulfilled for any reason whatever, is not fictionally deemed to have been fulfilled and is not waived in terms of 3.4, then -

     3.5.1 this whole agreement (other than 1, this 3 and 15 to 20 (inclusive), by which the parties shall remain bound) shall be of no force or effect;


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


     3.5.2 the parties shall be entitled to be restored as near as possible to the positions in which they would have been, had this agreement not been entered into; and

     3.5.3 neither party shall have any claim against the other in terms of this agreement except for such claims (if any) as may arise from a breach of this 3 or from any other provision of this agreement by which the parties remain bound.

4 SALE AND CESSION

4.1 COIL sells the sale shares and cedes the sale claims to CCA, with effect from the closing date, on which date ownership of and all risk in and benefits attaching to the sale shares and the sale claims shall pass to CCA.

4.2 The sale and cession of the sale shares and the sale claims constitutes an indivisible transaction.

5 PURCHASE PRICE AND PAYMENT

5.1 Subject to 9.3, the purchase price payable by CCA to COIL for the sale shares and the sale claims is ZAR21 500 000 (Twenty One Million Five Hundred Thousand Rand).

5.2  The purchase price shall be paid by CCA to COIL as follows -

     5.2.1 ZAR19 700 000 shall be paid on the closing date, against compliance by COIL with 7.1.1;

     5.2.2 an amount of ZAR1 800 000, less any amount by which the purchase price is to be reduced in terms of 9.3 ("reduced balance"), together with interest at the prime rate (which shall be


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

     calculated on ZAR1 800 000 from the closing date to the TDC determination date and on the reduced balance from the TDC determination date to date of payment of the reduced balance) shall be paid on the second business day following the TDC determination date ("the second payment date").

5.3 The "TDC determination date" referred to in 5.2.2 shall be the day on which COIL delivers to CCA a true certified copy of the -

     5.3.1 final determination (as contemplated in 9.2) of the award or judgement granted in respect of the TDC claim; or

     5.3.2 settlement agreement between the parties to the disputes relating to the TDC claim.

5.4  Payment of the purchase price in terms of this 5 shall be made -

     5.4.1 without deduction or set-off of any nature; and

     5.4.2 by way of an irrevocable bank guaranteed cheque or such other term of irrevocable payment as may be reasonably acceptable to both parties.

5.5  The purchase price referred to in 5.1 shall be apportioned as follows -

     5.5.1 ZAR10 500 000 shall be apportioned to the sale claims;

     5.5.2 the balance of the purchase price shall be apportioned to the sale shares.


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

6 MEMBERS' RESOLUTION

     On the signature date COIL shall deliver to CCA a resolution of the members of COIL authorising the sale of the sale shares and the cession of the sale claims in terms of section 228 of the Companies Act No. 61 of 1973, as amended.

7 CLOSING

7.1 At 11:00 on the closing date, representatives of the parties shall meet at 64 Kloof Street, Cape Town. At that meeting, against compliance by -

     7.1.1 CCA with 5.2.1 and 8.1, COIL shall deliver to CCA -

          7.1.1.1 the share certificates in respect of the sale shares, together with duly signed share transfer forms in respect thereof without having inserted therein the name of the transferee;

          7.1.1.2 a written cession of the sale claims in favour of CCA or its nominee/s;

          7.1.1.3 the written resignations as at the closing date of the directors of CCAL which have been appointed by COIL ("COIL directors") together with a written waiver of any claims that such directors may have against CCAL and/or any other member of the Century group of whatsoever nature arising out of or in connection with their appointment and conduct as directors of CCAL;

     7.1.2 COIL with 7.1.1, CCA shall deliver to COIL a written waiver by CCI, CCA and CCAL of all claims that CCI, CCA and/or CCAL may have against the COIL directors arising out of or in connection with their appointment or conduct as directors of CCAL (including a waiver of any claims for breach of duty or


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


     breach of trust where such breach was within the actual knowledge of any director of CCAL appointed directly or indirectly by CCA or CCI at the time of such breach), save for -

          7.1.2.1 any claims which CCAL and/or CCA would have had against the COIL directors (subject to the provisions of section 248) in terms of sections 423 and 424 of the Companies Act, if CCAL were being wound-up or was subject to judicial management; and

          7.1.2.2 any other claim by CCAL, the waiver of which would be void in terms of section 247 of the Companies Act,

     on the basis that CCA shall procure that CCAL shall indemnify each COIL director against all costs incurred by such COIL director in defending any proceedings instituted by CCAL against him for negligence, default, breach of duty, or breach of trust in relation to CCAL (collectively, "default") where the Court or the arbitrator/s, as the case may be, relieves such COIL director from liability because it appears to the Court or the arbitrator/s, as the case may be, that such COIL director acted honestly and reasonably, and that, having regard to the circumstances of the case, including those connected with such COIL director's appointment, he ought fairly to be excused for the default. CCA shall indemnify each COIL director against all costs incurred by such COIL director in defending any proceedings instituted by CCA against him for any default, on, mutatis mutandis, the same basis.

7.2 COIL undertakes that on the closing date it shall deliver to CCA all of the books, records, documents and assets of CCAL (including, without limiting the generality of the aforegoing, the certificate of incorporation, memorandum and articles of association, minute books and registers of CCAL, copies of all returns submitted by CCAL to the Registrar of


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

     Companies or the Commissioner for Inland Revenue during the five years immediately preceding the closing date, all landscape, architectural, electrical and plumbing designs and all other plans and drawings relating to all immovable property and improvements thereon owned by CCAL) that are in the possession of COIL or under its control.

8 SETTLEMENT OF CLAIMS

8.1 CCA shall procure that, on the closing date, CCAL shall pay to COIL ZAR462 640, which payment shall be in full and final settlement of all claims of any nature whatsoever which COIL or any other member of the Fortes King group may have against CCAL, CCA and/or any other member of the Century group in respect of all amounts paid by COIL or any other member of the Fortes King group on behalf of CCAL in connection with CCAL's business.

8.2 COIL warrants that it is duly authorised by the relevant members of the Fortes King group to accept such payment in full and final settlement of the claims contemplated in this 8.

8.3 The amount referred to in 8.1 shall be paid by cheque, guaranteed by one of the five largest banks in the RSA or BOE Bank Limited.

9 THE TDC CLAIM

9.1 It is recorded that Team Development Concepts Leisure (Proprietary) Limited has instituted action against CCAL for the payment of fees which TDC alleges are owing by CCAL to TDC for services rendered by TDC ("TDC claim").

9.2 COIL shall, at its own expense and with the assistance of its own legal advisers, be entitled to contest the TDC claim in the name of CCAL until finally determined by the highest court to which appeal or review may be


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

     made or to settle any such claim and shall be entitled to control the proceedings in regard thereto; provided that -

     9.2.1 CCA and CCAL shall (with the involvement of CCA's and CCAL's own legal advisers if they so require) render to COIL such assistance as COIL may reasonably require of CCA or CCAL in order to contest such claim; provided further that COIL shall bear the cost of rendering such assistance and involving CCA's and CCAL's legal advisers. CCA shall procure that CCAL complies with this 9.2.1;

     9.2.2 COIL shall regularly, and in any event on demand by CCA or CCAL, inform CCA and CCAL fully of the status of the TDC claim and furnish CCA and CCAL with all documents and information relating thereto which may reasonably be requested by CCA or CCAL;

     9.2.3 neither COIL or CCA shall, without the prior written consent of the other of them (which consent shall not be unreasonably withheld or delayed), take any major steps in relation to the settlement of the TDC claim and shall not make or agree to any announcement or other publicity in relation to such claim.

9.3 The purchase price shall be reduced, as at the TDC determination date (as defined in 5.3), by the amount -

     9.3.1 of the final determination (as contemplated in 9.2) of the award or judgement granted against CCAL in respect of the TDC claim; or


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


     9.3.2 payable by CCAL in terms of a settlement agreement between the parties to the disputes relating to the TDC claim,

     and all party and party, attorney and own client and/or additional legal costs of any nature whatever which CCAL may be obliged to pay or may reasonably incur in respect of the TDC claim and which COIL has not discharged in full as at the TDC determination date (as defined in 5.3).

9.4 COIL shall be entitled to the amount of any costs awarded as part of the final determination of any award or judgement granted in favour of CCAL after deducting any amount payable by COIL to CCA in terms of this 9.

10 SHAREHOLDERS' AGREEMENT


     It is recorded that, with effect from the closing date -

10.1 COIL shall cease to be a shareholder in CCAL;

10.2 COIL shall, after the closing date, have no rights or obligations in terms of the -

     10.2.1 shareholders' agreement, dated 21 November 2000, between CCA, COIL, Overberg Empowerment Company Limited, Overberg Community Trust and CCAL, as amended by the first addendum to the shareholders agreement dated 18 December 2002 and the second addendum to the shareholders agreement dated 18 December 2002. ("shareholders' agreement");

     10.2.2 loan agreement, dated 31 March 2000, between CCA, CCAL, COIL and CCI, as amended by the addendum to the loan agreement dated 20 September 2001 and the memorandum of agreement dated 4 December 2002. ("loan agreement");

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


10.3 neither COIL, on the one hand nor CCA nor CCI, on the other, shall have any claim of any nature whatsoever against CCA or CCI on the one hand or COIL on the other, arising out of or in connection with the shareholders' agreement or loan agreement. CCA, by its signature at the foot of this agreement, agrees to be bound by the provisions of this 10.3.

10.4 CCA indemnifies COIL against any claim ("specified claim") that may be made by Overberg Empowerment Company Limited and the Overberg Community Trust arising out of or in connection with COIL's ceasing to have any rights or obligations in terms of the shareholders' agreement as a result of the implementation of this agreement, on the basis that clause 9.2 shall apply mutatis mutandis. For the purposes of this 10.4, each reference in 9.2 to -

     10.4.1 "the TDC claim" shall be deemed to be a reference to the "specified claim";

     10.4.2 "COIL" shall be deemed to be a reference to "CCA";

     10.4.3 "CCAL" shall be deemed to be a reference to "COIL".

11 WARRANTIES

11.1 COIL gives CCI and CCA the warranties on the basis that -

     11.1.1 this agreement is entered into by CCA relying on those warranties, each of which is deemed to be both a material representation inducing CCA to enter into this agreement and an essential contractual undertaking by COIL to ensure that the warranty is true and correct;

     11.1.2 each such warranty shall be a separate and independent warranty which shall not be limited by reference to or inference

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

     from the terms of any other warranty or by any other provision in this agreement;

     11.1.3 CCA shall not be entitled to cancel this agreement as a consequence of any breach by COIL of any of the warranties;

     11.1.4 either CCI or CCA (but not both) may bring a claim against COIL for a breach of any of the warranties or any indemnity in terms of this agreement;

     11.1.5 a claim by CCI or CCA in respect of any breach of any of the warranties or in terms of any indemnity in terms of this agreement shall not entitle CCI or CCA to make a claim against COIL in respect of more than one of such breach of warranty or claim under indemnity where such breach and claim arises from or is attributable to the same cause of action. It is recorded, for the sake of clarity, that CCI and CCA shall be entitled, in their discretion, to determine whether to proceed in respect of the breach of warranty or claim under indemnity;

     11.1.6 each warranty which is not stated to be given as at a particular date only or in respect of a particular period only is, notwithstanding the tense used therein, given as at the signature date and the closing date;

     11.1.7 neither CCI nor CCA shall be entitled to make a claim against COIL in respect of a breach of the warranty contained in 11.2.6, where CCI, CCA and/or CCAL have, as at the closing date, the same or materially similar knowledge of any facts or circumstances referred to in 11.2.6.

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

11.2 COIL warrants that -

     11.2.1 the sale shares were validly created and issued and the sale claims were validly created;

     11.2.2 it is and will be the sole beneficial owner of the sale shares and sale claims and is and will be registered as the sole owner of the sale shares;

     11.2.3 subject to the approval of the Western Cape Gambling and Racing Board, COIL is and will be entitled and able to give free and unencumbered title to the sale shares and sale claims to CCA, provided that the sale shares and COIL loan account are subject to the PSG pledge;

     11.2.4 no person has nor will have any existing or future right (including any option or right of first refusal) to acquire any of the sale shares or sale claims, other than in terms of the PSG pledge;

     11.2.5 between the signature date and the closing date, COIL shall not have exercised its right to require the rate of interest payable in respect of the sale claims to be adjusted above 0% in terms of clause 5 of the loan agreement referred to in 10.2.2;

     11.2.6 COIL has disclosed to CCI or CCA all facts and circumstances within the actual knowledge of COIL, Leon Fortes and Kevin King which are material to CCI or CCA or would be reasonably likely to be material to a purchaser of the sale shares and/or sale claims and the purchase price payable in respect thereof.

11.3 Save for the warranties and indemnities contained in this agreement, the sale shares and sale claims are sold on a voetstoots basis.


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


12 INDEMNITY

12.1 For the purposes of this 12, "loss" shall mean loss, liability, damage, cost or expense of any nature whatsoever.

12.2 CCA shall be deemed to have suffered a loss in an amount equal to 35% of any actual loss suffered or incurred by CCAL at any time, whether before or after the closing date, which would not have been suffered or incurred by CCAL but for the breach of any warranty/ies.

12.3 Without prejudice to any of the rights of CCI or CCA at law or in terms of any other provision of this agreement, COIL hereby indemnifies CCA against any loss deemed to have been suffered by CCA, in terms of 12.2 and any loss CCA, may suffer or incur as a result of or in connection with any breach of any warranty (hereinafter referred to as the "indemnified loss"), including all party and party, attorney and own client and/or any additional legal costs of any nature whatever which CCI, CCA or CCAL may be obliged to pay or may reasonably incur in respect thereof.

13 CONFIDENTIALITY

13.1 Definitions

     In this clause 13, unless the context clearly indicates a contrary intention -

     13.1.1 the following expressions bear the meanings assigned to them below (and cognate expressions bear corresponding meanings) -

          13.1.1.1   "confidential   information"   -  the  trade   secrets  and
          confidential information of CCAL including the following -

               13.1.1.1.1 know-how, processes, techniques, methods, designs and organisational and other structures employed in the business of CCAL;

               13.1.1.1.2 the contractual and financial arrangements between CCAL and its suppliers, customers, clients and other business associates;

               13.1.1.1.3 the financial details of CCAL, including its results and details of the remuneration paid to its employees;

               13.1.1.1.4 details of the prospective and existing customers and clients of CCAL;

               13.1.1.1.5 the business strategy/ies of CCAL;

               13.1.1.1.6 all other matters which relate to the business of CCAL and in respect of which information is not readily available in the ordinary course of business to CCAL's competitors,

               but specifically excluding -

               13.1.1.1.7  any  information   relating  to  the  hotel  business
               conducted by CCAL, other than the information referred to in 13.1.1.1.2, 13.1.1.1.3 and 13.1.1.1.4;

               13.1.1.1.8 information which is publicly available through no unlawful act or default of COIL, any other member of the Fortes King group, Leon Fortes or Kevin King; and

               13.1.1.1.9 any of the proprietary and/or confidential information of such persons;

          13.1.1.2 "confidential records" - any records of any nature whatever (including documents, diagrams and data which have been created or stored in any medium irrespective of who created or owns such records) which contain any of the confidential information;

          13.1.1.3 "successors-in-title or assigns" - shall include, but without limiting in any way the generality of the aforegoing term, any person, firm, company or association of persons who or which -

               13.1.1.3.1 acquires all or part of the business or goodwill of CCAL; or

               13.1.1.3.2 becomes the beneficial owner through its shareholding in CCAL of such business or goodwill; or

               13.1.1.3.3 has lawfully acquired the right to enforce the confidentiality undertakings in this agreement;

     13.1.2 any references to CCAL include its subsidiary.

13.2 Confidentiality undertakings

     COIL   irrevocably   undertakes   in   favour   of  CCA,   CCAL  and  their
     successors-in-title or assigns that -

     13.2.1 neither it nor any member of the Fortes King group shall at any time after the signature date disclose or permit to be disclosed to any person or use or permit to be used in any manner whatever any of the confidential information; provided that COIL and/or the Fortes King group may disclose the confidential information to the extent strictly required by law (other than in terms of a contractual obligation of COIL or the Fortes King group);

     13.2.2 any confidential records (which are in the possession or under the control of COIL and/or any member of the Fortes King group) shall be surrendered to CCA on the closing date and neither COIL nor any member of the Fortes King group shall retain any copies thereof or extracts therefrom.

13.3 Acknowledgements

     COIL acknowledges and agrees that -

     13.3.1 the aforegoing confidentiality undertakings are stipulations for the benefit of CCA and CCAL, who shall be entitled to elect whether to exercise their rights hereunder or not, and also for their successors-in-title or assigns. By signing this agreement, CCA accepts the benefits on behalf of each of such persons. Such acceptance by CCA constitutes a separate acceptance on behalf of each of such persons for the time being and, to the extent that such acceptance may not constitute valid acceptance on behalf of any such person, that person may accept such benefits at any time in the future by giving written notice to that effect to COIL. Any such person shall be entitled to enforce the benefits conferred upon it in terms of the aforegoing confidentiality undertakings;

     13.3.2 the failure by CCA, CCAL or any successor-in-title or assign to -

          13.3.2.1 exercise any of its rights in terms of the aforegoing confidentiality undertakings; or

          13.3.2.2 succeed in any proceedings instituted by it to enforce any of its rights in terms of the aforegoing confidentiality undertakings,

     shall not preclude CCA, CCAL or any successor-in-title or assign from exercising any such rights in consequence of any subsequent breach by COIL or of any subsequent decision of any court, as the case may be;

     13.3.3 the aforegoing confidentiality undertakings are in addition and without prejudice to CCA's and CCAL's other rights at law or in terms of any other agreement.

13.4 Each of Leon Fortes and Kevin King, by his signatures at the foot of this agreement, irrevocably undertakes in favour of CCA, CCAL and their successors-in-title or assigns that he shall not, at any time after the signature date, disclose or permit to be disclosed to any person or use or permit to be used in any manner whatever any of the confidential information on basis, mutatis mutandis, set out in 13.2 and 13.3.

14 GUARANTEE

14.1 The guarantor, by its signature at the foot of this agreement, binds itself for a period of twelve months from the closing date, in favour of CCA, its successors-in-title and assigns as surety for and co-principal debtor in solidum with COIL for the due and punctual performance by COIL of all its obligations to CCA, including any damages owed to CCA, in terms of this agreement. Notwithstanding the above, for any claim in respect of the TDC claim, the period of this guarantee shall endure until the TDC determination date.

14.2 The   suretyship   in  14.1   shall   remain  of  full  force  and  effect
     notwithstanding -

     14.2.1 any amendment/s to this agreement and/or any other agreement for the time being subsisting between the parties;

     14.2.2 any indulgence, concession, leniency or extension of time which may be shown or given by CCI or CCA to COIL or vice versa, as the case may be.

14.3 The guarantor hereby renounces the benefits of the legal exceptions "non causa debiti", "errore calculi", "excussion", "division", "de duobus vel pluribus reis debendi", "no value received" and "revision of accounts", with the meaning and effect of all of which the guarantor declares itself to be fully acquainted.

15 BREACH

Should either party breach any provision of this agreement and fail to remedy such breach within thirty days after receiving written notice requiring such remedy, then the other party shall be entitled, without prejudice to its other rights in law including any right to claim damages and to claim immediate specific performance of all of the defaulting party's obligations whether or not otherwise then due for performance. Notwithstanding anything to the contrary contained in this agreement, neither party shall be entitled to cancel this agreement in any circumstances whatsoever.

16 DISPUTES

16.1 Save as otherwise provided in this agreement, should any dispute of whatever nature arise in regard to the interpretation or effect of, the validity, enforceability or rectification (whether in whole or in part) of, the respective rights or obligations of the parties under a breach (including a breach of any warranty or indemnity, the materiality thereof and/or the amount of compensation payable in order to remedy such breach) or the termination or cancellation of, this agreement, any party shall be entitled, by delivering written notice to any other, to require that the dispute be referred for final resolution in Cape Town in accordance with the rules of the Arbitration Foundation of Southern Africa ("AFSA") by an arbitrator or arbitrators appointed by AFSA.

16.2 Notwithstanding anything to the contrary contained in this 16, any party shall be entitled to apply for, and if successful, be granted, an interdict from any competent court having jurisdiction.

16.3 For the purposes of 16.2 and for the purposes of having any award made by the arbitrator/s being made an order of court, or for any other purpose arising out of this agreement, each of the parties hereby submits itself to the non-exclusive jurisdiction of the Cape Provincial Local Division of the High Court of the RSA.

16.4 This 16 is severable from the rest of this agreement and shall remain in effect even if this agreement is terminated for any reason.

17 GOVERNING LAW AND JURISDICTION

This agreement shall in all respects (including its existence, validity, interpretation, implementation, termination and enforcement) be governed by the law of the RSA which is applicable to agreements executed and wholly performed within the RSA.

18 DOMICILIUM AND NOTICES

18.1 The parties choose domicilium citandi et executandi ("domicilium") for all purposes relating to this agreement, including the giving of any notice, the payment of any sum, the serving of any process, as follows -

     18.1.1 CCA  physical/postal - 1 Nerina Street Caledon 7230
                 telefacsimile -   +27 28 212 2773

     18.1.2 COIL physical/postal - 64 Kloof Street Gardens Cape Town 8001
                 facsimile -       +27 21 423 4407

18.2 Either party shall be entitled from time to time, by giving written notice to the other, to vary its physical domicilium to any other physical address (not being a post office box or poste restante), to vary its postal domicilium to any other postal address and to vary its facsimile domicilium to any other facsimile number.

18.3 Any notice given or payment made by either party to the other ("addressee") which is -

     18.3.1 delivered by hand between the hours of 09:00 and 17:00 on any business day to the addressee's physical domicilium for the time being shall be deemed to have been received by the addressee at the time of delivery;

     18.3.2 posted by prepaid registered post to the addressee's postal domicilium for the time being shall be deemed (unless the contrary is proved by the addressee) to have been received by the addressee on the fourteenth day after the date of posting.

18.4 Any notice given by either party to the other which is successfully transmitted by facsimile to the addressee's facsimile domicilium for the time being shall be deemed (unless the contrary is proved by the addressee) to have been received by the addressee on the day immediately succeeding the date of successful transmission thereof.

18.5 This 18 shall not operate so as to invalidate the giving or receipt of any written notice which is actually received by the addressee other than by a method referred to in this 18.

18.6 Any notice in terms of or in connection with this agreement shall be valid and effective only if in writing and if received or deemed to be received by the addressee.

19 GENERAL

19.1 This agreement constitutes the sole record of the agreement between the parties in relation to the subject matter hereof. Neither party shall be bound by any express, tacit or implied term, representation, warranty, promise or the like not recorded herein. This agreement supersedes and replaces all prior commitments, undertakings or representations, whether oral or written, between the parties in respect of the subject matter hereof.

19.2 No addition to, variation, novation or agreed cancellation of any provision of this agreement shall be binding upon the parties unless reduced to writing and signed by or on behalf of the parties.

19.3 No indulgence or extension of time which either party may grant to the other shall constitute a waiver of or, whether by estoppel or otherwise, limit any of the existing or future rights of the grantor in terms hereof, save in the event and to the extent that the grantor has signed a written document expressly waiving or limiting such right.

19.4 Without prejudice to any other provision of this agreement, any successor-in-title, including any executor, heir, liquidator, judicial manager, curator or trustee, of either party shall be bound by this agreement.

19.5 The signature by either party of a counterpart of this agreement shall be as effective as if that party had signed the same document as all of the other parties.

20 COSTS

20.1 Each party shall bear and pay the costs incurred by it in respect of and incidental to the negotiation, preparation, drafting and execution of this agreement.

20.2 CCA shall pay the stamp duty payable in respect of the transfer of the sale shares to CCA pursuant to this agreement.



Signed at Caledon on 8th January 2003


                                for Century Casinos Africa (Proprietary) Limited

                                                             /s/ Erwin Haitzmann
                                                            /s/ Peter Hoetzinger
                                             -----------------------------------
                                                    who warrants that he is duly
                                            authorised hereto (subject to 3.1.4)

Signed at Cape Town on 7th January 2003

                                                for Caledon Overberg Investments
                                                            (Proprietary)Limited

                                                                  /s/ Kevin King
                                             -----------------------------------
                                                    who warrants that he is duly
                                            authorised hereto (subject to 3.1.3)




We, the undersigned, Caledon Hotel Spa and Casino Resort (Proprietary) Limited, agree to be bound by the provisions of this agreement insofar as they relate to us and choose as domicilium for all purposes under this agreement the addresses set forth in 18.1.2.




Signed at Cape Town on 7th January 2003

                                         for Caledon Hotel Spa and Casino Resort
                                                           (Proprietary) Limited

                                                                  /s/ Kevin King
                                             -----------------------------------
                                                    who warrants that he is duly
                                                               authorised hereto



We, the undersigned, Leon Fortes and Kevin King, agree to be bound by the provisions of 13.4 and choose as domicilium for all purposes under this agreement, the addresses set forth in 18.1.2



Signed at Cape Town on 7th January 2003

                                                                 /s/ Leon Fortes
                                             -----------------------------------
                                                                     Leon Fortes

Signed at Cape Town on 7th January 2003

                                                                  /s/ Kevin King
                                             -----------------------------------
                                                                      Kevin King